                                                                    EXHIBIT 10.4


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                                      1991

                                STOCK OPTION PLAN

                                       OF

                         THE GREYSTONE TRADING COMPANY,

                            A CALIFORNIA CORPORATION

                             DATED: AUGUST 16, 1991


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                                TABLE OF CONTENTS
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ARTICLE 1     Purpose; Definition of Company and
              Other Terms ................................................   1

              1.1 Purpose ................................................   1
              1.2 Definition of Company; Subsidiary ......................   2
              1.3 Terminology ............................................   2

ARTICLE 2     Stock Subject to the Plan ..................................   2

              2.1 Type of Stock; Number of Shares. .......................   2
              2.2 Unexercised Shares .....................................   3

ARTICLE 3     Eligibility ................................................   3

ARTICLE 4     Administration .............................................   4

              4.1 Executive Committee ....................................   4
              4.2 Authority of Executive Committee .......................   5
              4.3 Effectuation of Plan by Company ........................   7

ARTICLE 5     Grant of Options ...........................................   7

              5.1 Option Agreements ......................................   7
              5.2 Option Date ............................................   8
              5.3 Acknowledgments, Warranties and
              Representations in Option Agreements .......................   8

ARTICLE 6     Terms and Conditions for options ...........................   9

              6.1    Continued Employment ................................   9
              6.2    Option Price ........................................   9
              6.3    Price Determination .................................  10
              6.4    Exercise of Option; Payment for Shares ..............  10
              6.5    Term of Options; Option Period ......................  10
              6.6    Option Exercise Period ..............................  11
              6.7    Non-Transferability of Option .......................  11
              6.8    Limitations on Exercise; Termination of Employment ..  11
              6.9    Accumulation Rights .................................  12
              6.10   Minimum Share Purchase ..............................  13
              6.11   ISO Limit of $100,000 ...............................  13
              6.12   ISO to Employee Owning More Than
                     10% of Company Stock ................................  13
              6.13   Employee Holding Period .............................  13
              6.14   Retirement of Employee. .............................  13
              6.15   Death of Employee ...................................  14
              6.16   Disability of Employee ..............................  14
              6.17   Options of Employee Not Exercisable
                     at Termination ......................................  14
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                                     (i)
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
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              6.18   Failure of Retired, Deceased or
                     Disabled Optionee to Exercise Option ................  15
              6.19   Ten Year Exercise Limitation ........................  15
              6.20   Grantee Under Company Stock Bonus Plan ..............  15
              6.21   Identification of Type of Stock Option ..............  15
              6.22   Withholding Taxes ...................................  15

ARTICLE 7     Time Limit on Granting of Options ..........................  15

ARTICLE 8     Adjustments by Reason of Recapitalization,
              Stock Split-Ups, Etc .......................................  16

              8.1    Effect of Options on Company's Rights ...............  16
              8.2    Recapitalization ....................................  16
              8.3    Reorganization ......................................  17
              8.4    Stock Dividends .....................................  18
              8.5    Price Adjustment ....................................  18
              8.6    Adjustments .........................................  19

ARTICLE 9     Right to Amend, Suspend or Terminate
              the Plan ...................................................  19

ARTICLE 10    No Obligation to Exercise Option ...........................  19

ARTICLE 11    Use of Proceeds ............................................  20

ARTICLE 12    Modification, Extension and Renewal and
              Cancellation of Options ....................................  20

ARTICLE 13    Compliance with Laws .......................................  20
              13.1   Securities Laws .....................................  20
              13.2   Liability of Company; Compliance
              with Law ...................................................  21

ARTICLE 14    Provisions in Option Agreements ............................  21

ARTICLE 15    Indemnification of Committee ...............................  22

ARTICLE 16    Financial Information ......................................  22

ARTICLE 17    Attorneys' Fees ............................................  23

ARTICLE 18    Governing Law ..............................................  23

ARTICLE 19    Effective Date Of The Plan .................................  23
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                                      (ii)

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                                      1991

                                STOCK OPTION PLAN

                                       OF

                         THE GREYSTONE TRADING COMPANY,
                            A CALIFORNIA CORPORATION


                                    ARTICLE 1

                 PURPOSE; DEFINITION OF COMPANY AND OTHER TERMS


        1.1 PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to aid in maintaining and developing management for The GreyStone Trading Company, a California corporation (the "Company"), which will best advance the long range interests and performance of the Company. The Plan will afford present and future executives, directors, other employees and independent contractors an opportunity to secure a substantial stock ownership in the Company through the grant of incentive stock options (as defined herein) and/or options which are not incentive stock options, both of which are referred to herein as "Options".
Executives and employees will thus be encouraged to acquire a permanent stake in the prosperity of the Company, and the interest and outlook of an owner with respect to the Company. The Plan will also permit the Company to compete with other organizations offering similar plans in obtaining and retaining the services of executives and other key personnel whom the Company desires to employ. since a Plan participant may be required to remain in the services of the Company for at least five years in order to obtain its full benefits, the Plan is also an inducement to participants to remain with the Company. The Plan will also permit the Company to compete with other organizations in obtaining and retaining the services of selected individuals as directors, as well as obtaining and retaining selected individuals or organizations as independent contractors in circumstances under which the Company might otherwise be at a competitive disadvantage in attempting to obtain those services.

        1.2 DEFINITION OF COMPANY; SUBSIDIARY. The word "Company," when used in the Plan with reference to employment or where otherwise applicable (e.g.
Section 6.12), shall include a "parent corporation" and/or a "subsidiary corporation" of the Company as those terms are respectively defined in Sections 425(e) and 425(f) of the Internal Revenue Code of 1986, as amended (the "Code").

        1.3 TERMINOLOGY. If the context so requires, all personal pronouns used in this Plan, whether used in the masculine, feminine, or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa. Titles of sections and subsections are for convenience only, and shall neither limit nor amplify the provisions of the Plan itself, and all references herein to sections or subsections shall refer to the corresponding section or subsection of this Plan, unless specific reference is made to such sections or subsections of another document or instrument.

                                    ARTICLE 2

                            STOCK SUBJECT TO THE PLAN

        2.1 TYPE OF STOCK; NUMBER OF SHARES. The shares of stock to be sold pursuant to the exercise of Options granted under this Plan shall be shares of authorized but unissued common stock of the Company (hereinafter sometimes referred to as the "Shares"). The total number of Shares which may be purchased pursuant to the exercise of Options granted under this Plan shall not, except as


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provided in Article 8 hereof or by shareholder approval, exceed 500,000 in the aggregate.

         2.2 UNEXERCISED SHARES. In the event that an Option granted under the Plan expires, is cancelled, or is terminated unexercised as to any Shares subject thereto, such Shares subject to the unexercised portion of such Option may again be subject to an Option granted under this Plan.

                                    ARTICLE 3

                                   ELIGIBILITY

        Options will be granted from time to time under the Plan only to:

        3.1 Employees of the Company (including officers and assistant officers), all of whom are referred to herein as "Employees";

        3.2 Selected members of the Board of Directors of the Company ("Directors"), whether or not employees of the Company and;

        3.3 Certain persons or organizations who are independent contractors, who have substantial business contacts with the Company which would give rise to familiarity with the business and financial aspects of the Company, and who render to the Company services of special importance to the Company in the management, operation or development of its business (collectively, "Independent Contractors"). Any grantee may hold more than one Option, but only on the terms and subject to the restrictions contained herein. Such Employees, Directors and Independent Contractors (referred to herein collectively as "Participants" or "Optionees, 11 and individually as a "Participant" or "Optionee") will be selected from time to time during the period when the Plan is in operation by the Executive Committee of the Company which will also determine the number of


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Shares which each Participant shall be entitled to purchase under his Option.

                                    ARTICLE 4

                                 ADMINISTRATION

        4.1 EXECUTIVE COMMITTEE. The Plan may be administered by an Executive Committee (the "Committee") appointed from time to time by the Board of Directors of the Company (the "Board") from among its members. The Committee shall consist of not less than two members. The Board may from time to time remove members from the Committee or add members thereto. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee shall select one of its members as its Chairman and shall hold its meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members of the Committee, shall be the valid acts of the Committee; provided, however, that no member of the Committee shall vote upon or approve the granting of any option hereunder to such member. Notwithstanding the foregoing, if a Committee is not selected by the Board, or at the Board's discretion, the Board may itself perform the functions of said Committee; provided, however, that no member of the Board shall vote upon or approve the granting of any Option to such member. In the event the Board does not select a Committee, the term "Committee" as used herein shall be deemed to refer to the Board acting in such capacity.


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        4.2 AUTHORITY OF EXECUTIVE COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have the sole authority, in its absolute discretion, to:

            4.2.1 determine and designate from time to time which Employees, Directors and Independent Contractors to whom Options to purchase Shares shall be granted;

            4.2.2 grant to Employees Options which are "Incentive Stock Options" ("ISOs") within the meaning of Section 422A of the Code;

            4.2.3 grant to Employees, Directors and Independent Contractors Options which are not Incentive Stock Options ("non-ISOs");

            4.2.4 determine which Employees shall be granted only ISOs, which Employees, Directors and Independent Contractors of the Company shall be granted only options which are non- and which Employees shall be granted both and in what ratio;

            4.2.5 determine the number of Shares to be subject to Options (sometimes "Option Shares") granted hereunder (subject, however, to the limitations specified in Section 2. 1 and Article 8), and the time or times when such options shall be granted;

            4.2.6 determine the option or exercise price of the Option Shares (subject, however, to the limitations specified in Section 6.2);

            4.2.7 determine the time or times when each Option becomes exercisable, and the duration of the exercise period;


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            4.2.8 prescribe, amend and rescind the form or forms of the Option
        Agreements (as defined in Section 5. 1) under the Plan (which shall be consistent with the Plan but need not be identical);

            4.2.9 adopt, amend and rescind such rules and regulations as in its opinion may be advisable in the administration of the Plan (subject, however, to the limitations specified in Article 9);

            4.2.10 construe and interpret the Plan, the rules and regulations and the Option Agreements under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that it is intended that ISOs granted under the Plan will constitute "Incentive Stock Options" within the meaning of
        Section 422A of the Code. Any provision of the Plan relating to ISOs shall be construed so that such ISOs comply with the requirements of Sections 421, 422A, and 425 of the Code and the Regulations of the Commissioner of Internal Revenue issued thereunder, and the Plan, as to such ISOs, shall be administered so as to comply with the requirements of these Sections and their implementing Regulations; and

            4.2.11 place such restrictions on sale or other disposition of the Shares purchased upon exercise of an Option as may be determined by the Committee.

All decisions, determinations and interpretations by the Committee of the terms of the Plan, and the agreements and other instrument created pursuant to the Plan, made in good faith shall be final, binding, and conclusive on all Optionees for all purposes.


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        4.3 EFFECTUATION OF PLAN BY COMPANY. The Company shall effect the grant of Options under the Plan to Employees, Directors and Independent Contractors of the Company in accordance with the determinations made by the Committee, by the execution of agreements with Optionees, and any other necessary instruments in writing, in form approved by the Committee and conforming to the provisions of the Plan. The Committee shall, from time to time, authorize and direct the issuance and sale of Shares of the Company pursuant to such options as and when the same may be exercised, in whole or in part, in accordance with their respective terms.

                                   ARTICLE 5

                                GRANT OF OPTIONS

        5.1 OPTION AGREEMENTS. Upon the Committee's determination to grant an Option to an Optionee, the Committee shall promptly advise the Optionee of its action, the number of Shares subject to the Option so granted and the price to be paid for the Shares upon exercise of the Option. If the Optionee has not previously entered into an agreement with the Company for the grant of such option which complies with the terms and conditions of this Plan, then within one month from the date of the grant of such Option the Optionee shall enter into an agreement for the grant of such Option in such form as the Committee determines which complies with the terms and conditions of this Plan (an "Option Agreement") . In the event action taken by the Committee is by written consent of its members, the action or approval of the Committee shall be deemed to be taken at the time the last executing member signs the consent unless such action specifies a later time.


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        5.2 OPTION DATE. Unless otherwise specified in an option Agreement, the date of grant or "Option Date" of any option shall be deemed to be the date on which the grant of such option shall be approved by the Committee or such later date as the Committee shall, at the time of such approval, fix as the date of grant thereof.

        5.3 ACKNOWLEDGMENTS, WARRANTIES AND REPRESENTATIONS IN OPTION AGREEMENTS. As a condition to the exercise of the Option, the Optionee may be required in said Option Agreement to make certain acknowledgments and representations regarding the purchase of Shares, including but not limited to:

            5.3.1 In the case of ISOs, although the Company has made a good faith attempt to qualify the Options as qualified stock options within the meaning of Sections 421, 422A and 425 of the Code, the Company does not warrant that ISOs granted pursuant to the Plan constitute "Qualified Stock Options" within the meaning of these sections, or that the transfer of stock acquired pursuant to such options will be treated for federal income tax purposes as specified in Section 421 of the Code.

            5.3.2 The Optionee will, from time to time, notify the Company in writing of each disposition (including a sale, exchange, gift or a transfer of legal title) of Shares acquired pursuant to the exercise of an option made by such Optionee within three years after acquiring the Shares. Such notification shall be in writing and shall be made within 15 days after each such disposition is made.

            5.3.3 The Optionee and his transferees have no rights as a shareholder with respect to any Shares covered by the Plan


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

        until the date of the issuance of a share certificate to him for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Article 8 of the Plan.

            5.3.4 In the case of non-ISOs (and their exercise), such Optionees shall not make an election pursuant to Section 83(b) of the Code without the prior written approval of the Committee. A breach of this covenant shall be deemed for purposes of the Plan as a material breach and the breaching Optionee shall be deemed to have intentionally committed an act materially inimical to the interests of the Company and he shall be subject to the provisions of Section 6.8.1 of the Plan.

                                    ARTICLE 6

                        TERMS AND CONDITIONS FOR OPTIONS

        6.1 CONTINUED EMPLOYMENT. Nothing contained in the Plan or in any Option granted pursuant to the Plan shall confer upon any Optionee any right to continue in the employment of the Company, or interfere in any way with the right of the Company to terminate his employment at any time, with or without cause.

        6.2 OPTION PRICE. Subject to Section 6.12, each Option granted pursuant to the Plan shall have a stated exercise price or "Option Price" for each Share subject to the Option, which price shall be not less than the fair market value per Share on the option Date, as determined by the Committee in good faith; provided, however, that a non-ISO may be granted at such lesser exercise price


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(but not less than 85% of the fair market value per share) as may be determined by the Committee consistent with applicable legal requirements.

        6.3 PRICE DETERMINATION. In making its Option Price determination, the Committee may use any reasonable valuation method, taking into consideration prices at which shares of the Company's Common Stock have been recently sold and purchased, the number of shares traded, and other relevant factors as determined by the Committee.

        6.4 EXERCISE OF OPTION; PAYMENT FOR SHARES. Shares may be purchased pursuant to an Option granted under the Plan only upon receipt by the Company of notice in writing from the Optionee of his intention to purchase and upon such other terms as may be required by his Option Agreement. Upon the date(s) specified for the completion of the purchase of his Shares, an Employee who is purchasing Shares pursuant to an ISO, or an Employee, Director or Independent Contractor purchasing Shares pursuant to a non-ISO, shall pay the Company in United States Dollars the full purchase price of the Shares purchased; provided, however, that, subject to review by Company's counsel, an Employee or Director who is purchasing Shares pursuant to a non-ISO may (subject to Section 13.1 hereof and the terms of his Option agreement) purchase Shares under terms which may include forms of payment allowed under California Corporations Code Section 408(a).

        6.5 TERM OF OPTIONS; OPTION PERIOD. Subject to Section 6.12, each option granted pursuant to this Plan shall have a term of not more than 10 years from the Option Date (the "Option Period").


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        6.6 OPTION EXERCISE PERIOD. Each Optionee to whom an Option has been granted shall have the right to purchase Shares, at any time, or from time to time, during the Option Period in accordance with the vesting schedule and other terms of his Option Agreement. Each Option Agreement shall include a vesting schedule which sets out the maximum percentage or number of Shares which such Optionee may purchase in any installment period. The schedule shall provide that vesting shall occur at the rate of at least 20% per year over a five year period.

            6.6.1 An Employee Optionee shall be credited with a full year of continuous employment by the Company during the Option Period only on an anniversary date of his Option Date, and only if on such anniversary date he is and has been continuously employed by the Company since the Option Date.

            6.6.2 Absence of an Employee Optionee on duly granted leave or due to sickness for a combined period of not more than 90 days shall not be deemed to be an interruption of the continuity of his employment for purposes of this Plan.

        6.7 NON-TRANSFERABILITY OF OPTIONS. No Option shall be transferable by the Optionee other than by will or, if he dies intestate, by the laws of descent and distribution of the state of his domicile at the time of his death. All Options shall be exercisable during an Optionee's lifetime only by such Optionee.

        6.8 LIMITATIONS ON EXERCISE: TERMINATION OF EMPLOYMENT. Subject to the provisions of this Plan, the exercise of Options may be limited in whole or in part for any period or periods of time as specified in each Option Agreement, and any Option may be exercised to the extent it is exercisable in whole at any time, or in part


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from time to time, during the option Period (as defined in Section 6.5);
provided, however, that:

            6.8.1 If the Committee determines that the Optionee has committed an act materially inimical to the interests of the Company, all of the Optionee's rights to purchase Shares not yet purchasable pursuant to his Option (i. e. non-vested options) shall cease and terminate as of the date of such act; and

            6.8.2 Except as provided in Sections 6.14, 6.15 and 6.16 below, no Option granted to an Employee may be exercised more than 30 days after such Optionee's employment with the Company has been terminated for any reason, and within such 30 day period said Optionee may exercise his option only to the extent the same was exercisable on his date of termination. If during said 30 day period the Optionee shall die, his executors, administrators, legatees or distributees shall have an additional period ending six months from the date of death or termination of the Option by its terms, whichever occurs first, within which to exercise the option. The Committee shall determine what constitutes termination of employment, including whether an authorized leave of absence, or absence for military or governmental service constitutes termination of employment for purposes of the Plan, which determination shall be final and conclusive.

        6.9 ACCUMULATION RIGHTS. Unless otherwise provided in an Option Agreement, to the extent Option Shares are not exercised in any installment period, such Option Shares shall accumulate and be


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

exercisable in whole or in part in any subsequent installment period.

        6.10 MINIMUM SHARE PURCHASE. Each Option Agreement shall provide that not less than a certain number of Shares (e.g. 10 shares) may be purchased at any one time, unless the Shares purchased are the total number purchasable at the time.

        6.11 ISO LIMIT OF $100,000. The aggregate fair market value (determined at the Option Date) of the Shares with respect to which ISOs of the Company are exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

        6.12 ISO TO EMPLOYEE OWNING MORE THAN 10% OF COMPANY STOCK. No ISO shall be granted to any Employee who, at the time the ISO is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless, at the time such ISO is granted, the Option Price is at least 110% of the fair market value of the Shares subject to the ISO and such ISO by its terms is not exercisable after the expiration of five years from the date such ISO is granted.

        6.13 EMPLOYEE HOLDING PERIOD. Except to the extent specifically waived by the Company in the Option Agreement reflecting an option granted under this Plan, each Employee to whom an option is granted under the Plan shall, as consideration therefore and as a condition of its grant, remain in the continuous employ of the Company for at least one year from the date of grant before he may exercise any part of the Option.

        6.14 RETIREMENT OF EMPLOYEE. In the event the Company gives written consent for an Employee's retirement, such Employee's Option (if granted to him as an Employee) may be exercised by him at any


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

time within the period ending with the earlier of the expiration date of his Option or three months after the date of his retirement, to the extent it was exercisable on the date of his retirement.

        6.15 DEATH OF EMPLOYEE. Upon the death of an Employee (while still employed by the Company), the executor or administrator of his estate, or the person to whom his Option shall have been transferred pursuant to his will or the laws of descent and distribution may, within the period ending with the earlier of the expiration date of his Option or one year from the date of the Optionee's death, exercise the Employee's Option to the extent it was exercisable on his date of death.

        6.16 DISABILITY OF EMPLOYEE. In the event of the termination of his employment by the Company due to the disability (within the meaning of section 105(d)(4) of the Code) of an Optionee who was granted his Option as an Employee, the disabled Optionee (or a legal representative who is a mere custodian of the Optionee's property, stands in a fiduciary relationship to such Optionee, and is subject to court supervision) may, within the earlier of the period ending with the expiration date of his Option or one year after the termination of the Optionee's employment with the Company, exercise said Option to the extent it was exercisable on the date of said termination of employment.

        6.17 OPTIONS OF EMPLOYEE NOT EXERCISABLE AT TERMINATION. Notwithstanding anything herein to the contrary, no Option granted to an Employee which is not exercisable at the termination of such Participant's employment with the Company shall thereafter become exercisable, regardless of the reason for such termination.


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        6.18 FAILURE OF RETIRED, DECEASED OR DISABLED OPTIONEE TO EXERCISE
OPTION. To the extent that any Option of a retired, deceased, or disabled Optionee, who was granted his option as an Employee, is not exercised within the limited periods specified in Sections 6.14, 6.15 and 6.16, all further rights to purchase Shares pursuant to such Option shall cease and terminate as of the expiration of such period.

        6.19 TEN YEAR EXERCISE LIMITATION. Notwithstanding anything herein to the contrary, no Option shall be exercised after the date 10 years from the Option Date of such Option.

        6.20 GRANTEE UNDER COMPANY STOCK BONUS PLAN. An Optionee who has received bonus shares under any stock bonus plan of the Company will not by reason thereof be ineligible to receive an option pursuant to this Plan.

        6.21 IDENTIFICATION OF TYPE OF STOCK OPTION. Options which are ISOs shall be clearly identified as Incentive Stock Options, and options which are non-ISOs shall be clearly identified as not Incentive Stock Options.

        6.22 WITHHOLDING TAXES. Whenever Shares are to be issued under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

                                   ARTICLE 7

                       TIME LIMIT ON GRANTING OF OPTIONS

No Options may be granted under the Plan subsequent to 10 years after the date this Plan became effective. Any Option outstanding under the Plan at the time of its termination shall remain in effect


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

until it shall have been exercised, or shall have expired or otherwise terminated pursuant to the provisions of this Plan.

                                    ARTICLE 8

                            ADJUSTMENTS BY REASON OF
                     RECAPITALIZATION, STOCK SPLIT-UPS, ETC.

        8.1 EFFECT OF OPTIONS ON COMPANY'S RIGHTS. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge, or to consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

        Except as expressly provided in this Article 8, an Optionee shall have no other rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation. Any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to any option.

        8.2 RECAPITALIZATION. In the event there are splits, subdivisions, combinations or reclassifications of the Company's common stock subsequent to the effective date of this Plan, the number of Shares reserved for issuance pursuant to the Plan, including the shares issuable upon the exercise of outstanding

Options, shall be increased or decreased proportionately, as the case may be, to appropriately reflect such event.

        8.3 REORGANIZATION.

            8.3.1 In case the Company is merged or consolidated with another corporation and the Company is the surviving corporation, each outstanding Option, whether or not then exercisable, shall pertain to and apply to the securities to which a holder of the number the Option Shares subject to such option would otherwise have been entitled.

            8.3.2 Subject to any required action by the Company's shareholders, in case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization or liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall, in its sole discretion as to each outstanding Option, either: (a) make appropriate provision for protection of such Option by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the stock of the Company, provided only that the excess of the aggregate fair market value of the shares subject to such Option immediately after such substitution over the purchase price thereof is substantially the same as, but in no event more than, the excess of the aggregate fair market value of the Option Shares subject to such Option immediately before such substitution over the purchase price thereof; or (b) upon written notice to the holder of such Option, provide that such option must be exercised within a specified period not exceeding 60 days of the date of such notice to the extent such option is exercisable on the last day of such specified period or it will be terminated. Any portion of such Option which is not exercisable on the last day of such specified period will be terminated and any portion of such Option which is not exercised on or before said last day shall terminate on said last day.

        8.4 STOCK DIVIDENDS. In the event the Company shall pay any dividend in common shares of the Company upon the common stock of the Company during the period of any Option, the number of Shares then subject to such option and the number of Shares reserved for issuance pursuant to the Plan but not yet subject to any Option shall be adjusted by adding to each such Share the shares of stock which would have been distributed as a stock dividend thereon had such Share been outstanding at the record date for the payment of the stock dividend.

        8.5 PRICE ADJUSTMENT. If, after the granting of an Option to any Optionee hereunder, a substitution or an adjustment shall be required to be made under this Article 8 in the number or kind of shares of stock or other securities then subject to such option, the price per unit payable by the Optionee for shares or securities which he may thereafter be entitled to purchase under such option shall be concurrently adjusted so that the aggregate purchase price of all shares or securities not theretofore purchased under such option will be apportioned ratably and equitably to and among the substituted or adjusted number or kind of shares of stock or other securities.

        8.6 ADJUSTMENTS. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

                                    ARTICLE 9

                  RIGHT TO AMEND, SUSPEND OR TERMINATE THE PLAN

        The Board shall have the right to amend, suspend or terminate the Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of an Optionee under any option theretofore granted under the Plan without the consent of the Optionee or the transferee of the Option, and provided further that no such action, without approval of the Company's shareholders, may: (a) increase the total number of shares of stock which may be sold or transferred pursuant to Options granted under the Plan, except as permitted pursuant to Article 8; (b) change the designation of class of persons eligible to participate in the Plan; (c) decrease the minimum Option Price specified in Article 6; (d) extend the maximum term of Options granted hereunder; or (e) extend the term of the Plan.

                                   ARTICLE 10

                        NO OBLIGATION TO EXERCISE OPTION

        The granting of an Option shall impose no obligation on the recipient to exercise such Option.

                                   ARTICLE 11

                                 USE OF PROCEEDS

        The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

                                   ARTICLE 12

                           MODIFICATION, EXTENSION AND
                       RENEWAL AND CANCELLATION OF OPTIONS

        Subject to the terms and conditions and within the limitations of the Plan, the Committee may (a) modify, extend or renew outstanding options granted under the Plan; (b) accept the surrender or cancellation of outstanding Options (to the extent not theretofore exercised); and (c) authorize the granting of new options in substitution therefore (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any such Option theretofore granted under the Plan.

                                   ARTICLE 13

                              COMPLIANCE WITH LAWS


        13.1 SECURITIES LAWS. Each Option under the Plan shall be granted on such terms and conditions, including investment intent, as are deemed advisable by the Committee in order to comply with applicable federal, state and local securities laws, rules and regulations. No Options shall be granted, and no Shares shall be sold or issued upon the exercise of any option, unless and until the issuance, as determined by the Committee, complies with any then applicable requirements of the Securities and Exchange Commission, the California Commissioner of Corporations, other regulatory agencies having jurisdiction thereof and any securities exchanges upon which stock of the Corporation may be listed.

        13.2 LIABILITY OF COMPANY; COMPLIANCE WITH LAW. The Company and the members of the Committee shall be relieved from any liability for the non-issuance or non-transfer, or any delay of issuance or transfer, of any Shares subject to Options under the Plan which results from the inability of the Company to comply with, or to obtain, or from any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer Shares upon exercise of the options under the Plan, if counsel for the Company deems such authority reasonably necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

                                   ARTICLE 14

                         PROVISIONS IN OPTION AGREEMENTS

        The Option Agreements authorized under this Plan shall contain such other provisions, including, without limitation, conditions and restrictions upon the exercise of the Option and/or upon the sale or other disposition of the Shares purchased upon the exercise of an Option, as the Committee shall deem advisable in its absolute discretion (and which may be more restrictive as to the Optionee than those herein); provided, however, that such provisions shall contain in substance the terms and conditions set forth herein.

                                   ARTICLE 15

                          INDEMNIFICATION OF COMMITTEE

        In addition to such other rights of indemnification as they may have as directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in the connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or agreements made hereunder, and against all amounts paid by them in settlement thereof or in satisfaction of a judgment therefore, provided such settlement is approved by independent legal counsel selected by the Company, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties; provided further that within 60 days after institution of any such action, suit or proceeding such Committee member shall, in writing, offer the Company the opportunity, at its own expense, to handle and defend the same.

                                   ARTICLE 16

                              FINANCIAL INFORMATION

        The Company shall provide to each Optionee on an annual basis a copy of the annual financial report prepared by the Company's independent certified public accountants, or such other periodic financial report which conforms with
Section 260.140.41.2 of Title 10 of the California Code of Regulations.

                                   ARTICLE 17

                                 ATTORNEYS' FEES

        The prevailing party in any court action brought to interpret or enforce any provision of this Plan or an Option Agreement shall be entitled to recover, as an element of the costs of suit, and not as damages, an award of reasonable attorneys' fees, to be fixed by the Court. Such award may be made as part of a judgment by default or as part of a judgment after trial or after appeal.

                                   ARTICLE 18

                                  GOVERNING LAW

        This Plan shall be governed by the laws of the State of California.

                                   ARTICLE 19

                           EFFECTIVE DATE OF THE PLAN

        The Plan became effective when approved by the Board; provided, however, that the holders of a majority of the outstanding capital stock of the Company must approve the Plan within 12 months of the date the Plan was approved by the Board.


Approved by the directors on: August 16, 1991
Approved by the shareholders on: August 16, 1991